UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 13, 2004

Date of report (Date of earliest event reported)

K-tel International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-07115	41-0946588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Cheshire Lane North, Suite 100

Plymouth, Minnesota 55447

(Address of principal executive offices, including zip code)

(763) 559-5566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.

The Company is continuing its investigation into the misappropriation of funds from K-tel Entertainment (UK) Limited, one of the Company’s subsidiaries.  Based upon a preliminary assessment from the Company’s forensic auditor, the misappropriation by a former employee of the UK subsidiary may exceed $500,000 (US).  Certain amounts have been recovered from the former employee, but there can be no assurance that all misappropriated funds will be recovered.  The Company plans to expand the scope of its forensic audit to cover additional fiscal years.  As a result of this investigation, the Company filed a notification of late filing on SEC Form 12b-25, but was unable to complete its financial statements for the year ended June 30, 2004, by the fifteenth calendar day following the prescribed due date of its Form 10-K.  As a result of the continued investigation, the Company requires additional time to complete such financial statements.  The Company also may be required to amend certain previously filed financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-tel International, Inc.

Date: October 19, 2004	By:	/s/ Kimmy R. Lockwood
Kimmy R. Lockwood
Principal Financial Officer and Principal Accounting Officer